Rule 438 Consent of Gary M. Bolyard
                          Exhibit 99.3

                             CONSENT

     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of InterWest Bancorp, Inc. ("InterWest") in the Registration Statement/Joint Proxy Statement filed by InterWest with the Securities and Exchange Commission on March 13, 1996



                                   /s/ Gary M. Bolyard
                                   ______________________________
                                   Gary M. Bolyard